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                                                                      Exhibit 3

                         FORM OF SUBSCRIPTION AGREEMENTS

SUBSCRIPTION AGREEMENT (the "Agreement") made as of the date specified on the signature page hereto between PORTACOM WIRELESS, INC., a British Columbia corporation having its corporate offices at 8055 W. Manchester Avenue, Suite 730, Playa del Rey, California 90293 (the "Company"), and the undersigned investor (the "Investor").

The Company desires to sell in a private placement of securities, units (the "Units"), each Unit consisting of a Convertible Promissory Note in the principal amount of $100,000 bearing interest at the annual rate of 10%, due and payable two (2) years from the subscription date, or at any time after six (6) months upon demand of the holder, (the "Note") and a two-year Warrant (the "Warrant") to purchase ____ shares of common stock of the Company (the "Common Stock") at a price of $__________ per share, the number of warrant shares and exercise price subject to adjustment. The purchase price of each Unit is $100,000. Except where otherwise indicated, all dollar amounts in this Agreement, the Note and the Warrant are denominated in United States dollars. The Company has reserved the right to sell fractional Units. The forms of Note and Warrant are attached hereto and are incorporated herein by reference. The Investor desires to purchase the number of Units set forth on the signature page hereof.

NOW, THEREFORE, for and in consideration of the promises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1.       SUBSCRIPTION FOR UNITS.

1.1. Subject to the terms and conditions hereinafter set forth, the Investor hereby subscribes for and agrees to purchase the number of Units from the Company set forth upon the signature page hereof and the Company agrees to sell such Units to the Investor at a purchase price equal to $100,000 per Unit (such aggregate purchase price shall be referred to as the "Purchase Price"). The Purchase Price is payable by bank wire transfer or cashier's check made payable to the order of "PORTACOM WIRELESS, INC." delivered contemporaneously herewith. Following the receipt of the Purchase Price and acceptance of this Agreement by the Company, the Notes and Warrants will be issued by the Company within ten (10) days after the Company receives final approval of this subscription by the Vancouver Stock Exchange. The maturity date of the Note shall be two (2) years after the date upon which the

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         Company is in receipt of the Purchase Price and accepts this Agreement.

2.       REPRESENTATIONS, AGREEMENTS AND COVENANTS OF THE INVESTOR.

2.1.     The Investor recognizes that the purchase of Units involves a high degree of speculative risk and is suitable only for persons of adequate financial means who have no need for liquidity in this investment in that (i) the Company is in the early stages of development and requires substantial funds in addition to this private placement; (ii) he may not be able to liquidate his investment; (iii) transferability is extremely limited; and (iv) he could sustain a complete loss of his entire investment. The Investor further represents that (i) he or she can bear the economic risk of loss of his or her entire investment;
         (ii) the Investor has adequate means for providing for his or her current needs and personal contingencies; and (iii) the Investor has no need for liquidity with respect to his or her investment in the Units.

2.2. The Investor acknowledges that: (i) he must be a qualified investor, as described herein, to qualify for the purchase of the Units; (ii) he and/or his purchaser representative is competent to understand and does understand the nature of the investment; and (iii) he must be able to bear the economic risk of this investment.

2.3. The Investor represents that he or she is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "1933 Act").

2.4. The Investor represents that he or she has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company based upon the information furnished to him or her (including without limitation the Disclosure Documents); his or her personal knowledge of the business and affairs of the Company; the records, files and plans of the Company to all of which the purchaser has had full access; such additional information as the purchaser may have requested and has received from the Company; and the independent inquiries and investigations undertaken by the purchaser. The Investor understands that no governmental agency has passed on or made any recommendation or endorsement of the Securities.

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2.5.     The Investor hereby represents that he has been furnished by the
         Company during the course of this transaction with a copy of (i) the Company's Private Placement Memorandum dated November 10, 1995 (the "PPM"); (ii) the Private Placement Memorandum Supplement--Units dated February 23, 1996 (the "PPM Supplement"); (iii) the Subscription Agreement including forms of the Company's Convertible Promissory Note, Warrant and Registration Rights Agreement; (iv) the Company's Audited Consolidated Financial Statements for the three months ending June 30, 1995 and the three years ending March 31, 1995, 1994, 1993; and (v) the Company's unaudited Condensed Financial Statements for the three months ending September 30, 1995 which were prepared by management (all of which are hereinafter collectively referred to as the "Offering Documents"), and with all information regarding the Company which the Investor had requested or desired to know; that all documents which could be reasonably provided have been made available for his inspection and review; and that he has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the terms and conditions of the offering, and any additional information which he had requested. The purchaser has carefully reviewed and fully considered the contents of the Disclosure Documents, including, without limitation, the material set forth in the PPM under "INVESTMENT CONSIDERATIONS" and in the PPM Supplement under "ADDITIONAL INVESTMENT CONSIDERATIONS."

2.6. The Investor understands that no governmental agency, whether state, federal or provincial, has passed on, reviewed or made any endorsement of the Units or the sufficiency of the Offering Documents.

2.7. The Investor hereby acknowledges that this offering of Units has not been reviewed by the Securities and Exchange Commission (the "SEC"). The Investor further understands that no prospectus or other information has been filed by the Company with the British Columbia Securities Commission in connection with the issuance of the Units, that the issuance is exempted from the prospectus requirements of the Securities Act (British Columbia) (the "B.C. Act") or any regulations (the "Regulations") promulgated pursuant to the B.C. Act, and that (i) the Investor is restricted from using most of the civil remedies available under the B.C. Act and the Regulations; (ii) the Investor may not receive information that would otherwise be required to be provided to the Investor under the B.C. Act and the Regulations; and (iii) the Company is relieved from

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         certain obligations that would otherwise apply under the B.C. Act and the Regulations.

2.8. The Investor represents that his Units are being purchased for his own account, for investment and not for distribution, resale or fractionalization thereof, in whole or in part, to others and that no other person has any direct or indirect interest in the Units. The Investor agrees that he will not sell or otherwise transfer the Units unless such sale or transfer is not in violation of the 1933 Act and applicable U.S. state securities laws (collectively the "Securities Laws") and Canadian provincial securities laws or they are registered under the Securities Laws or unless an exemption from such registration is available. The Investor is aware that the Units are and will be, when issued, "restricted securities" as that term is defined in Rule 144 under the 1933 Act ("Rule 144") and under applicable state securities laws.

2.9. The Investor understands that the Units are unregistered and must be held indefinitely unless they are subsequently registered under the Securities Laws or an exemption from such registration is available. The Investor further acknowledges that he or she is fully aware of the applicable limitations on the resale of the Units. The Investor further acknowledges that (i) Rule 144 restricts sales of "restricted securities" for at least two years after acquisition and imposes other restrictions on the sale of such securities; (ii) if Rule 144 is available to the Investor, the Investor may only make routine sales of the securities comprising the Units in limited amounts in accordance with the terms and conditions of Rule 144; (iii) the Company is the only person which may register its securities under the Securities Laws and it currently is not contemplating registering any of its securities; and (iv) the Company has not made any representations, warranties or covenants to the Investor regarding the registration of the Units or compliance with exemptions under the Securities Laws except as set forth herein.

2.10. The Investor understands that the Units and the securities comprising the Units have not been registered under the Securities Laws by reason of a claimed exemption under the provisions of the Securities Laws which depends, in part, upon his investment intention and his related representations, warranties and agreements made herein. In this connection, the Investor understands that it is the position of the SEC and certain state securities regulatory agencies that the statutory basis for such exemption would not be present if his present intention were to hold such securities for

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         a short period, for a deferred sale, for a market rise, assuming that a market develops, or for any other fixed period. The Investor realizes that, in the view of such position, a purchase now with an intent to resell would represent a purchase with an intent inconsistent with his representation to the Company, and that the SEC and certain state securities regulatory agencies might regard such a sale or disposition as a deferred sale to which the exemption is not available.

2.11. The Investor shall not be permitted to transfer the securities compromising the Units and the Common Stock issuable upon the conversion or exercise thereof out of his name unless his request for transfer is accompanied by an opinion of counsel satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of the Securities Laws. The Investor agrees to hold the Company and its directors, officers and controlling persons and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of any sale or distribution by the Investor in violation of any Securities Laws.

2.12. The Investor consents to the placement of a legend on the securities comprising the Units, stating that they have not been registered under the Securities Laws and setting forth or referring to the restrictions on the transferability and sale thereof. The Investor further consents to the placement of a further legend on the securities comprising the Units, stating that the securities are also subject to a hold period under the B.C. Act and may not be traded in British Columbia until the expiry of the hold period except as permitted by the B.C. Act and regulations thereunder with a statement that specifies the date the hold period expires. The Investor is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of such securities and that the Company will inform its transfer agent as to said restrictions on transferability.

2.13. The Investor undertakes not to sell or otherwise dispose of any of the securities comprising the Units for a period of 12 months from the date of payment without the prior consent of the Vancouver Stock Exchange and any other regulatory body having jurisdiction. The Investor hereby certifies that the Units are not being purchased as a result of any material information about the Company's affairs that has not been publicly disclosed. The Investor acknowledges that it is aware that the removal from the securities comprising the Units of any

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         resale restriction after 12 months that is imposed solely as a requirement of the Vancouver Stock Exchange will not entitle it to sell the securities comprising the Units if such sale would contravene any other applicable securities legislation or regulation.

2.14.    The Investor understands that the offer and sale of the Securities are
         (i) not being registered under the 1933 Act in reliance on the so-called "private offering" exemption provided by Section 4 (2) of the Act and/or Regulation D promulgated pursuant to the Act; and (ii) not being registered under any applicable state securities laws based on similar exemptions thereunder, and that the Company is basing its reliance on these exemptions in part on the representations, warranties, statements and agreements contained herein and those of other investors contained in similar subscription agreements. The Investor acknowledges and agrees that the Company is relying on the Investor's representations contained in this Agreement and the related subscription documents in determining whether to accept this subscription. The Investor hereby gives the Company authority to call his bank or place of employment or otherwise review the financial standing of the Investor, and it is further agreed that the Company reserves the unrestricted right to reject or limit any subscription.

2.15. If the Investor is a corporation, partnership, trust, or other entity, (i) it is authorized and qualified to become a stockholder in, and authorized to make its investment in, the Company; (ii) it has not been formed for the purpose of acquiring an interest in the Company;
         (iii) it has not been in existence for less than 90 days prior to the date hereof and (iv) the person signing this Agreement on behalf of such entity has been authorized to do so.

2.16. The Investor warrants and represents that all representations made by the Investor hereunder are true and correct in all material respects as of the date of this execution hereof, and the Investor further warrants and represents that he shall inform the Company immediately of any changes in any of the representations provided by the Investor hereunder.

2.17. The Investor warrants and represents that neither the Company nor any other person has made any representations to the Investor not contained in the Offering Documents. The Investor understands and agrees that any information or representation not contained therein must not, and will not, be relied upon and that nothing contained

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         therein should be construed as legal or tax advice to the purchaser.

2.18. The Investor warrants and represents that neither the Company nor any other person has made any direct or indirect representation or warranty of any kind to the Investor with respect to the economic return which may accrue to the Investor. The Investor has consulted with his own tax counsel and other advisors with respect to an investment in the Company.

3.       INDEMNIFICATION.

         The Investor understands and acknowledges the meaning and legal consequences of the representations, warranties and covenants contained herein and in the Investor Questionnaire and hereby agrees to indemnify and hold the Company and its agents, employees, officers, directors, shareholders, representatives, affiliates, advisors and controlling persons harmless from and against any and all loss, damage or liability (including, without limitation, attorneys' fees and disbursements) due to or arising out of a breach of any such representation, warranty, covenant, acknowledgment or agreement, and this indemnification shall survive the purchase and sale of the Units subscribed for herein. No waiver by the Company of any breach by the Investor of any such representation, warranty, covenants, acknowledgment or agreement shall in any manner be deemed to be the waiver of any rights granted in federal or state securities laws.

4.       REPRESENTATIONS BY THE COMPANY.

         The Company represents and warrants to the Investor as follows:

4.1. The Company is a corporation duly organized, existing and in good standing under the laws of the province of British Columbia, Canada and has the corporate power to conduct its proposed business.

4.2. The execution, delivery and performance of this agreement by the Company has been duly approved by the Board of Directors of the Company, and all other actions required to authorize and effect the offer and sale of the Units have been or will be duly taken and approved.

4.3.     Subject only to approval by the Vancouver Stock Exchange, the Notes have been duly and validly authorized and, when issued in accordance with the terms hereof, will be duly and validly binding obligations of the Company, enforceable in accordance with their terms.

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4.4.     Subject only to approval by the Vancouver Stock Exchange, the
         Warrants have been duly and validly authorized and, when issued in accordance with the terms hereof, will be duly and validly binding obligations of the Company, enforceable in accordance with their terms.

4.5. Subject only to approval by the Vancouver Stock Exchange, the Common Stock issuable upon exercise of the Warrants and conversion of the Notes, if ever, have been duly and validly authorized and, when paid for and issued in accordance with the terms of the Warrants or converted according to the terms of the Notes, will be duly and validly issued, fully paid and non-assessable. The Company will at all times during the term of the Warrants and the Notes have reserved a sufficient number of shares of Common Stock to provide for exercise of the Warrants and/or the conversion of the Notes.

5.       TERMS OF THE OFFERING.

5.1. The Investor hereby agrees to purchase the number of Units from the Company set forth upon the signature page hereof payable by bank wire transfer, or a certified or bank cashier's check made payable to "Portacom Wireless, Inc." The Investor understands and agrees that the Company shall have the right, in its absolute and sole discretion, to accept or reject this subscription in whole or in part; that the same shall be deemed to have been accepted by the Company only in writing; and that the Company shall have the right to revoke its acceptance of the subscription, in whole or in part, at any time prior to the closing of the sale of the Units. It is further understood that, except as provided under any applicable state securities laws, this Agreement is and shall be irrevocable on the part of the Investor, except that the Investor shall not have any obligations hereunder in the event and to the extent that this Subscription is rejected for any reason by the Company. The minimum subscription per Investor shall be one (1) Unit. However, the Company hereby reserves the right to accept subscriptions for fractional Units.

5.2. The Investor hereby agrees that the Purchase Price may be used by the Company for its general corporate purposes pending the approval of this Agreement by all securities regulatory authorities having jurisdiction over this private placement. Any interest income from the Purchase Price shall be for the account of the Company regardless of whether this Agreement is approved by such regulatory authorities or not. The Investor further acknowledges and agrees that should such regulatory authorities not approve this Agreement the Investor's subscription funds shall be converted as of such date into a loan payable on


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         demand by the Company with a principal amount equal to the
         Purchase Price and with simple interest of 10%.

5.3. The Units will be offered directly by the Company. Commissions or placement fees of up to 10.0% may be paid by the Company to registered broker-dealers or finders in connection with the placement of these securities. The Company may additionally compensate broker-dealers and placement agents in connection with this Offering through the issuance of warrants to purchase Common Stock as permitted by Vancouver Stock Exchange regulations.

6.       REGISTRATION OF SECURITIES.

         The Investor understands that there is no public market for the Notes or the Warrants and only a limited public market for the Common Stock issuable upon exercise of the Warrants or conversion of the Notes, if ever, and that the Company makes no representations of any kind concerning its intent or ability to offer or sell any thereof in a public offering or otherwise. Subject to the exercise of the Warrants and/or the conversion of the Notes, if ever, the Company is granting to holders of the Warrants and to the holders of the Notes certain limited registration rights with respect to the Common Stock issuable upon exercise of the Warrants or conversion of the Notes. Such registration rights are more specifically set forth in that certain Registration Rights Agreement, a copy of which is attached hereto. The Investor understands that if a public market for any of the Notes, Warrants or the Common Stock should ever develop (as to which there is no assurance), Rule 144 promulgated under the 1933 Act, permits, subject to all of its terms and conditions, the public resale (in limited amounts) of securities acquired in non-public offerings such as the securities contemplated hereby without having to satisfy the registration requirements of the 1933 Act. The Investor further understands that the Company has failed to make certain required filings under, and makes no representation or warranty regarding its ability to fulfill in the future any reporting requirements under, the Securities Exchange Act of 1934, as amended, or its future dissemination to the public of any current financial or other information concerning the Company, as is required by Rule 144 as one of the conditions of its availability. Accordingly, the Investor recognizes that, notwithstanding the existence of a public market for the Notes, Warrants and Common Stock, he may not be able to take advantage of the resale provisions of Rule 144 and may be unable to publicly offer or sell any thereof.

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7.       MISCELLANEOUS.


7.1. Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company at 8055 W. Manchester Avenue, Suite 730, Playa del Rey, California 90293,
         Attention: Douglas MacLellan, President, and to the Investor at his address indicated on the last page of this Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

7.2. This Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

7.3. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective permitted heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

7.4. This Agreement and its validity, construction and performance shall be governed in all respects by the laws of the State of California. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of California. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Agreement shall be adjudicated before a court located in Los Angeles and they hereby submit to the exclusive jurisdiction of the courts of the State of California and of the federal courts in the district of Los Angeles with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Agreement or any acts or omissions relating to the sale of the securities hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set

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         forth below or such other address as the undersigned shall furnish in writing to the other.

7.5. This Agreement may be executed in counterparts. Upon the execution of this Agreement by the Investor, this Agreement shall become a binding obligation of the Investor; subject, however, to the rights hereby reserved to the Company to enter into the same agreement with other Investors, to delete other persons as Investors, to sell fractional Units and to sell Units in amounts less than the minimum investment as set forth herein.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto dated as of this ____ day of ___________________, 1996.


                                           PORTACOM WIRELESS, INC.
                                           a British Columbia corporation


                                           By:
                                               -------------------------------
                                               Douglas C. MacLellan, President


TO BE COMPLETED BY
INDIVIDUAL PURCHASER(S)



-----------------------------------------
Signature of Investor(s)


-----------------------------------------
Name of Investor(s) (please print)


-----------------------------------------
Address


-----------------------------------------

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------------------------------------------
Social Security or Taxpayer Identification
Number of Investor


------------------------------------------
Number of Units Subscribed for at
$100,000 per Unit


------------------------------------------
Total Purchase Price

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